Exhibit 10.21

FORBEARANCE AGREEMENT

This Forbearance Agreement, dated as of March 28, 2014 (this “Agreement”), is entered into by and among deltathree, Inc., a Delaware corporation, Delta Three Israel, Ltd., an Israeli company, and DME Solutions, Inc., a New York corporation, each as a borrower (each individually a “Borrower” and collectively, the “Borrowers”) and D4 Holdings, LLC, a Delaware limited liability company (“Lender”). Capitalized terms not defined herein shall have the definitions given to them in the Loan Documents (as defined below).

Article I
Financing Accommodations And Defaults

1.1 Reference is made to the Loans made by Lender to the Borrowers (i) in the original principal amount of $1,200,000 pursuant to that Loan and Security Agreement dated as of March 1, 2010, as amended (the “First Loan Agreement”), and evidenced by that Promissory Note dated March 1, 2010, (ii) in the original principal amount of $1,000,000 pursuant to that Second Loan and Security Agreement dated as of August 10, 2010, as amended (the “Second Loan Agreement”) and evidenced by that Promissory Note dated August 10, 2010, (iii) in the original principal amount of $1,600,000 pursuant to that Third Loan and Security Agreement dated as of March 2, 2011, as amended (the “Third Loan Agreement”) and evidenced by that Promissory Note dated March 2, 2011, and (iv) in the original principal amount of $300,000 pursuant to that Fourth Loan and Security Agreement dated as of September 12, 2011, as amended (the “Fourth Loan Agreement”) and evidenced by that Promissory Note dated September 12, 2011, and all other documents and instruments executed by any Borrowers in connection with the Loans from time to time, including (x) the First Amendment to Loan and Security Agreement among Lender and the Borrowers dated as of August 10, 2010, (y) the Second Amendment to and Consent under Loan and Security Agreement among Lender and the Borrowers dated as of March 2, 2011, and (z) the Third Amendment to Loan and Security Agreements among Lender and the Borrowers dated as of November 13, 2012 (such documents and instruments, as modified and amended from time to time, are collectively referred to as, the “Loan Documents”; the First Loan Agreement, the Second Loan Agreement, the Third Loan Agreement and the Fourth Loan Agreement are also collectively referred to as, the “Loan Agreements”, and the loan advances made under any of them are each a ’Loan’ or collectively the ‘Loans’).

1.2 The Borrowers have failed to pay in full all outstanding principal and accrued but unpaid interest on the Maturity Date under the First Loan Agreement, resulting in an Event of Default under each of the Loan Documents (the “Existing Events of Default”).

1.3 As the result of the occurrence and continuing existence of the Existing Events of Default, Lender is entitled to take immediate actions to collect the outstanding obligations of the Borrowers to Lender under the Loan Documents (the “Obligations”) and to exercise and enforce any and all remedies available under the Loan Documents, under applicable law or at equity, including to foreclose on the Collateral (collectively, “Enforcement Actions”).

1.4 The Borrowers have requested that Lender forbear from exercising any Enforcement Action with respect to the Existing Events of Default as set forth herein and Lender has agreed to do so, all on the terms and conditions contained in this Agreement. The Borrowers have agreed to issue a warrant in favor of Lender to purchase up to 10,000,000 shares of the common stock of deltathree, Inc. at an exercise price of $0.02 per share (the “Warrant”).

1.5 On and subject to the terms and conditions set forth herein, Lender has agreed to forbear after the Forbearance Effective Date and until the Forbearance Termination Date (as such terms are defined below) from exercising any Enforcement Action with respect to the Existing Events of Default.

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article II
Acknowledgements And Reaffirmations

2.1 Each of the Borrowers hereby acknowledges, confirms and agrees that as of and including March __, 2014, the outstanding Obligations, including the unpaid amount of principal and accrued interest (but excluding outstanding expenses, costs, indemnities and/or other similar obligations payable pursuant the Loan Documents) owing under the Loan Documents were as set forth on Schedule I attached hereto.

2.2 Each of the Borrowers hereby acknowledges, confirms and agrees that the Obligations, including as set forth on Schedule I attached hereto, and the Loan Documents and the other Loan Documents to which each Borrower is a party are the valid and binding obligations of such Person, enforceable in accordance with their terms, subject to the effect of any applicable bankruptcy or other similar law affecting the enforceability of creditors’ rights generally and to the effect of general principles of equity which may limit the availability of equitable remedies (whether in a proceeding at law or in equity).

2.3 Each of the Borrowers hereby acknowledges, confirms and agrees that the Existing Events of Default have occurred and continue to exist as of the date of this Agreement first set forth in the preamble hereto, and represents and warrants that as of the date of this Agreement no other Defaults (as defined below) or Events of Defaults have occurred and continue to exist as of the date of this Agreement.

2.4 Each of the Borrowers hereby ratifies and reaffirms the validity and enforceability of all of the Liens and security interests heretofore granted and pledged pursuant to the Loan Documents as collateral security for the Obligations, and acknowledges that all of such Liens and security interests, and all Collateral heretofore pledged as security for the Obligations, continue to be and remain collateral security for the Obligations from and after the date hereof. To the extent not yet perfected, each of the Borrowers hereby grants to Lender, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Lender, all of each Borrower’s right, title and interest in, to, and under all the Collateral (as such term is defined in Exhibit C to the each of the Loan Agreements, and which is attached hereto once again for convenience purposes as Schedule II), wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. With respect to Collateral assets of the Israeli Subsidiary located in Israel and/or which are subject to Israeli liquidation law wherever situated, the security interest shall be a general floating charge (the "Floating Charge"), except to the extent a specific lien for the benefit of the Lender is duly created. The Israeli Subsidiary is hereby prohibited from creating any additional liens on its property, of any sort, without the prior written consent of the Lender. Lender's security interest shall continue until the Obligations are paid in full, and Borrower hereby authorizes Lender to file financing statements, or any document similar thereto, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Lender’s interest or rights hereunder, which may include a notice that any disposition of Collateral, either by any Borrower or any other person, shall be deemed to violate the rights of Lender.

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2.5 Each of the Borrowers hereby acknowledges, confirms and agrees that Lender shall not by its actions or omissions to act be deemed to have waived, or to have agreed or committed to have waived, any past, present or future violations or breaches of, or defaults under, any of the Loan Documents.

2.6 Each of the Borrowers hereby acknowledges, reaffirms and agrees that, unless and until Lender, in accordance with Section 8(b) of each of the Loan Agreements, shall have waived in writing all Events of Default then in existence, the determination to give such waiver being at Lenders’ sole and absolute discretion, Lender reserves any and all rights and remedies available to it under the Loan Documents, under applicable Law, including the Uniform Commercial Code, or at equity (a) with respect to the Existing Events of Default and (b) with respect to any event, circumstance or condition which, with the giving of notice or passage of time or both, would constitute an Event of Default (a “Default”) or an Event of Default under any of the Loan Documents which might otherwise exist or which might hereafter occur. The failure of Lender at any time or times hereafter to require strict performance by the Borrowers of any of the provisions, warranties, terms and conditions contained in this Agreement or any of the Loan Documents shall not waive, affect or diminish any right of Lender at any time or times thereafter to demand strict performance thereof. No waiver Lender of any of its rights shall operate as a waiver of any other of its rights or any of Lender’s rights on a future occasion at any time and from time to time. The terms, conditions and events described in this Section 2.6 are currently in full force and effect without regard to or the assent of Borrowers or any other Person.

2.7 Notwithstanding anything contained in Section 2.6 above to the contrary, but without otherwise limiting the reservation of rights set forth in Section 2.6 above, Lender hereby agrees that so long as the forbearance period provided for in Article V of this Agreement shall be in effect, it shall not exercise any right it may have under Section 7(b) of each of the Loan Agreements, arising from the continuing existence of the Existing Events of Default. The foregoing agreements of Lender shall cease to be of effect from and after the Forbearance Termination Date.

Article III
Representations And Warranties

In order to induce Lender to enter into this Agreement, each Borrower as to itself and each other Borrower, hereby represents and warrants to Lender as follows:

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3.1 Each of the Borrowers has all requisite corporate or limited liability company (as applicable) power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The organizational documents of the Borrowers have not been amended since the Effective Date of the First Loan Agreement.

3.2 The execution and delivery of this Agreement and the performance hereof have been duly authorized by all necessary action, corporate or otherwise, on the part of each of the Borrowers.

3.3 The execution, delivery and performance by each of the Borrowers of this Agreement do not and will not contravene (a) any law or regulation binding on or affecting such Borrower, (b) the organizational documents of such Borrower, (c) any order, judgment or decree of any court or other agency of government binding on such Borrower, or (d) any contractual restriction binding on or affecting such Borrower.

3.4 The execution, delivery and performance by each of the Borrowers of this Agreement do not and will not require any consent, approval or other authorization of any governmental authority or of any other third party which has not yet been obtained.

3.5 This Agreement has been duly executed and delivered by each of the Borrowers and is the binding obligation of each such Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights generally.

Article IV
Release And Waiver

4.1 Each of the Borrowers hereby acknowledges and agrees that, in each case as of the date hereof: (a) it has no claim, right or cause of action of any kind against Lender, or any parent, subsidiary or affiliate of Lender, or any of the officers, directors, employees, attorneys or other representatives or agents of any of the foregoing (all of which parties other than Lender being, collectively, the “Lender Agents”) in connection with this Agreement or any of the Loan Documents, or any of the other transactions contemplated therein or thereby; (b) it has no offset or defense of any kind against any of its obligations, indebtedness or contracts in favor of Lender; and (c) it recognizes that Lender has heretofore properly performed and satisfied in a timely manner all of its respective obligations to and contracts with the Borrowers.

4.2 Effective on the date hereof, each of the Borrowers hereby waives, releases, remises and forever discharges Lender and each Lender Agent (collectively, the “Releasees”) from any and all claims, suits, investigations, proceedings, demands, obligations, liabilities, causes of action, damages, losses, costs and expenses, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, past or present, liquidated or unliquidated, suspected or unsuspected, which each of the Borrowers ever had from the beginning of the world, or now has against any such Releasee which relates, directly or indirectly to this Agreement or any of the Loan Documents, or to any acts or omissions of any such Releasee under, in connection with, pursuant to or otherwise in respect of this Agreement or any of the Loan Documents, except for the duties and obligations set forth in this Agreement or any of the Loan Documents as herein modified. Each of the Borrowers hereby represents that it has received the advice of legal counsel with regard to the releases contained herein.

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4.3 As to each and every claim released hereunder, each party hereto hereby represents that it has received the advice of legal counsel with regard to the releases contained herein. As to each and every claim released hereunder, each party hereto also waives the benefit of each other similar provision of applicable federal or state law, if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

Article V
Forbearance

5.1 Subject to the terms and conditions hereof, Lender agree to forbear from taking any Enforcement Action with respect to the Existing Events of Default until the date (the “Forbearance Termination Date”) that is the earliest of:

(a) December 31, 2014;

(b) the date on which the Obligations are paid in full (in accordance with Section 1(c) of each of the Loan Agreements);

(c) the occurrence of a breach or default by any of the Borrowers under Article VI of this Agreement and such breach or default shall have continued uncured or unwaived by Lender for three days;

(d) the occurrence of a breach or default by any of the Borrowers under any other section or provision of this Agreement (other than under Article VI of this Agreement; and

(e) the occurrence of any new or additional Event of Default (other than the Existing Events of Default) under Section 7(a) of each of the Loan Agreements.

5.2 Each of the Borrowers hereby acknowledges, reaffirms and agrees that (a) the Existing Events of Default have occurred and are continuing and (b) if (i) any breach or default by any of the Borrowers under this Agreement occurs or (ii) an Event of Default that does not constitute a Existing Event of Default occurs or is otherwise continuing, in each case on or after the Forbearance Effective Date, the Forbearance Termination Date shall be deemed to have occurred immediately prior to the applicable breach or default, the Forbearance Termination Date shall be deemed to have occurred immediately upon Lender giving the Borrowers written notice thereof, and Lender shall be entitled to commence and exercise immediately all of its rights and remedies under the Loan Documents and under applicable law or at equity.

Article VI
Additional Undertakings Of The Borrowers

The parties hereto agree as follows:

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6.1 The Borrowers shall comply and continue to comply with all of the terms, covenants and provisions contained in each of the Loan Documents and any other instruments evidencing or creating any Obligations, including, without limitation, the Borrowers shall deliver to Lender, in form and detail reasonably satisfactory to Lender, as soon as available and in any event no later than 10 days after the end of each quarter, (A) a quarterly update of the current fiscal year’s budget for such fiscal year to date, and (B) a quarterly pro forma balance sheet and statement of income and cash flows showing projected operating revenues and expenses, all in reasonable detail and certified by the chief financial officer of each of the Borrowers or person serving in similar capacity;

Nothing contained in this Article VI shall in any way be deemed (a) to be a consent, waiver, amendment or other modification of any other term or condition of any of the Loan Documents or to prejudice any right or remedy which Lender may now have or may have in the future under or in connection with the Loan Documents or (b) to be a consent to any future consent, waiver or amendment or to any departure from the terms and conditions of any of the Loan Documents. The modifications set forth in this Article VI shall be construed in connection with and as part of the Loan Documents, and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein modified, are hereby ratified and confirmed and shall remain in full force and effect.

Article VII
Conditions Precedent To Effectiveness

7.1 The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Agreement and each and every provision hereof, and this Agreement shall be effective as of the date upon which such conditions precedent shall be fully and completely satisfied (such date being the “Forbearance Effective Date”) upon Lender’s receipt of a copy of this Agreement executed by the Borrowers and Lender.

Article VIII
Other Matters; Entirety Of Agreement

8.1 Each of the Borrowers ratifies and affirms its reimbursement and indemnification obligations under the Loan Documents, and including its obligation to pay on demand therefore all fees and expenses, including reasonable attorneys’ fees and expenses, incurred by Lender in connection, without limitation, with the negotiation, implementation, execution and enforcement of this Agreement and any acts contemplated hereby and with the protection of Lender’s rights and interests in the Obligations and the Collateral therefore, whether under or pursuant to the Loan Documents, under applicable law or at equity.

8.2 Each of the Borrowers and Lender understand that this Agreement is a legally binding agreement that may affect such Person’s rights. Each represents to the other that it has received legal advice from counsel of its choice in connection with the negotiation, drafting, meaning and legal significance of this Agreement and that it is satisfied with its legal counsel and the advice received from it. The Borrowers have entered into this Agreement freely and voluntarily, without coercion, duress, distress or undue influence by Lender or any other person or entity, affiliated with Lender, or any of the officers, directors, employees, attorneys or other representatives or agents of Lender.

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8.3 Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared the same.

8.4 When executed by the Borrowers and Lender, this Agreement shall be deemed to be one of the Loan Documents and shall be effective as to and for the benefit of the Borrowers and Lender, and thereupon shall be binding upon and inure to the benefit of each of such signatory parties and their respective heirs, successors and assigns, except that neither none of the Borrowers shall have the right to assign its rights hereunder or any interest herein.

8.5 Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

8.6 This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflicts of law.

8.7 Each of the Borrowers hereby agrees that, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration (including Lender’s forbearance as set forth herein), in the event such Borrower shall (i) file with any bankruptcy court of competent jurisdiction or be the subject of any petition under Title 11 of the U. S. Code, as amended, (ii) be the subject of any order for relief issued under such Title 11 of the U. S. Code, as amended, (iii) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors, (iv) have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator, or liquidator, or (v) be the subject of any order, judgment, or decree entered by any court of competent jurisdiction approving a petition filed against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or relief for debtors, Lender shall thereupon be entitled to relief from any automatic stay imposed by section 362 of Title 11 of the U. S. Code, as amended, or otherwise, on or against the exercise of the rights and remedies otherwise available to Lender as provided in the Loan Documents, as hereby agreed, and as otherwise provided by law.

8.8 EACH OF THE BORROWERS HEREBY WAIVES ANY RIGHTS THAT IT MAY HAVE TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR. THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

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TO THE EXTENT THAT THE WAIVER OF JURY TRIAL SET FORTH ABOVE IS UNENFORCEABLE, THE PARTIES HERETO DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE OR RETIRED JUDGE APPLYING THE APPLICABLE LAW. THEREFORE, THE PARTIES HERETO AGREE TO REFER, FOR A COMPLETE AND FINAL ADJUDICATION, ANY AND ALL ISSUES OF FACT OR LAW INVOLVED IN ANY LITIGATION OR PROCEEDING (INCLUDING ALL DISCOVERY AND LAW AND MOTION MATTERS, PRETRIAL MOTIONS, TRIAL MATTERS, AND POST-TRIAL MOTIONS (E.G., MOTIONS FOR RECONSIDERATION, NEW TRIAL AND TO TAX COSTS, ATTORNEY FEES AND PREJUDGMENT INTEREST)) UP TO AND INCLUDING FINAL JUDGMENT, BROUGHT TO RESOLVE ANY DISPUTE (WHETHER SOUNDING IN CONTRACT, TORT, UNDER ANY STATUTE, OR OTHERWISE) BETWEEN THE PARTIES ARISING OUT OF, CONNECTED WITH, OR RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE PARTIES IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO AND THERETO, TO A JUDICIAL REFEREE WHO WILL BE APPOINTED UNDER A GENERAL REFERENCE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 638. THE REFEREE’S DECISION WOULD STAND AS THE DECISION OF THE COURT, WITH JUDGMENT TO BE ENTERED ON HIS STATEMENT OF DECISION IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT. THE BORROWERS AND LENDER WILL SELECT A SINGLE NEUTRAL REFEREE, WHO WILL BE A RETIRED STATE OR FEDERAL JUDGE WITH AT LEAST FIVE YEARS OF JUDICIAL EXPERIENCE IN CIVIL MATTERS. IN THE EVENT THAT THE BORROWERS AND LENDER CANNOT AGREE UPON A REFEREE, THE REFEREE WILL BE APPOINTED BY THE COURT. THE BORROWERS WILL JOINTLY AND SEVERALLY BEAR THE FEES AND EXPENSES OF THE REFEREE UNLESS THE REFEREE OTHERWISE PROVIDES IN THE STATEMENT OF DECISION. EACH PARTY AGREES THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 8.8 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE REFERENCE TO A JUDICIAL REFEREE AS PROVIDED ABOVE.

8.9 Except as prohibited by law, each of the Borrowers hereby waives any right that it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each of the Borrowers hereby (a) certifies that Lender has not represented, expressly or otherwise, that it would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that Lender has been induced to enter into this Agreement by, among other things, the waivers and certifications herein.

8.10 This Agreement, together with the Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof, and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

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8.11 This Agreement may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Each party executing this Agreement represents that such party has the full authority and legal power to do so. This Agreement is not intended to confer any rights or benefits on any parties other than the parties hereto and their respective successors and assigns. If any provision of this Agreement shall be unenforceable under applicable law, such provision shall be ineffective without invalidating the remaining provisions of this Agreement.

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IN WITNESS WHEREOF, this Forbearance Agreement is duly executed by the respective duly authorized officers of the undersigned and delivered as of the date first written above.

Lender:

D4 Holdings, LLC

By: Praescient, LLC, its Manger

By:	/s/ Robert Stevanovski
Title:	Manager

Borrowers:

delta three, Inc.

By:	/s/ Effi Baruch
Title:	Chief Executive Officer

DME Solutions, inc.

By:	/s/ Effi Baruch
Title:	Chief Executive Officer

Delta Three Israel, Ltd.

By:	/s/ Effi Baruch
Title:	Chief Executive Officer

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SCHEDULE I

OUTSTANDING UNPAID AMOUNT
OF PRINCIPAL AND ACCRUED INTEREST

As of and including March __, 2014

1.	First Loan Agreement

Principal outstanding: $1,364,780
Accrued interest: $215,859
Total: $1,580,639

2.	Second Loan Agreement

Principal outstanding: $1,137,316
Accrued interest: $179,883
Total: $1,317,199

3.	Third Loan Agreement

Principal outstanding: $1,819,706
Accrued interest: $287,813
Total: $2,107,519

4.	Fourth Loan Agreement

Principal outstanding: $327,463
Accrued interest: $67,697
Total: $395,160

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SCHEDULE II

Description of Collateral

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

1.	All Accounts and other indebtedness owed to Borrower;

2.	All present and future contract rights, general intangibles (including, but not limited to, tax and duty refunds, intellectual property, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, technology, software, know-how, designs, trade secrets, goodwill, processes, drawings, blueprints, customer lists, mailing lists, licenses, whether as licensor or licensee, choses in action and other claims and existing and future leasehold interests in equipment, real estate and fixtures), chattel paper, documents, instruments, securities, investment property, letters of credit, proceeds of letters of credit, bankers’ acceptances and guaranties;

3.	All present and future monies, securities, credit balances, deposits, deposit accounts and other property of Borrower, including without limitation any such items now or hereafter held or received by or in transit to Lender or any of its affiliates or at any other depository or other institution from or for the account of Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise; and all present and future Liens, security interests, rights, remedies, title and interest in, to and in respect of Accounts and other Collateral, including, without limitation, (a) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (b) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (c) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Accounts or other Collateral, including, without limitation, returned, repossessed and reclaimed goods, and (d) deposits by and property of Account Debtors or other Persons securing the obligations of Account Debtors;

4.	All Inventory;

5.	All Equipment;

6.	All Records; and

7.	All products and proceeds of the foregoing, in any form, including, without limitation, insurance proceeds and any claims against third parties for loss or damage to or destruction of any or all of the foregoing.

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